Prudential Investments LLC
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

AST Investment Services, Inc.
One Corporate Drive
Shelton, Connecticut 06484

October 21, 2009

The Board of Trustees of Advanced Series Trust
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

Re:           Expense Cap for Portfolios List on Exhibit A Hereto

Effective as of the date herof, Prudential Investments LLC and AST Investment Services, Inc. hereby agree to waive a portion of their investment management fees and/or reimburse certain expenses for each Portfolio listed on Exhibit A hereto so that each Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, brokerage commissions, distribution fees, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.00% of each Portfolio’s average daily net assets for the fiscal year ending December 31, 2010.

Very truly yours,

PRUDENTIAL INVESTMENTS LLC

By:  /s/ Timothy S. Cronin

Title:  Senior Vice President

AST INVESTMENT SERVICES, INC.

By:  /s/ Timothy S. Cronin

Title:  President

Exhibit A

AST Bond Portfolio 2015

AST Bond Portfolio 2016

AST Bond Portfolio 2017

AST Bond Portfolio 2018

AST Bond Portfolio 2019

AST Bond Portfolio 2020

AST Bond Portfolio 2021

AST Investment Grade Bond Portfolio